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                                                                       Exhibit 4


                                 USX CORPORATION



                                    As Issuer



                                       and



                              THE BANK OF NEW YORK


                                   As Trustee


                6.75% Convertible Junior Subordinated Debentures


                          Second Supplemental Indenture


                            Dated as of July 2, 2001




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         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of July 2, 2001 (the
"Second Supplemental Indenture"), is between USX CORPORATION (originally incorporated under the name USX HoldCo, Inc.), a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, USX Corporation ("Old USX") executed and delivered the Multiple Series Indenture dated as of May 16, 1997 between USX Corporation, as Issuer, and The Bank of New York, as Trustee (the "Multiple Series Indenture"), as supplemented by the First Supplemental Indenture dated as of May 16, 1997 between USX Corporation, as Issuer, and The Bank of New York, as Trustee (the "First Supplemental Indenture"), with respect to the 6.75% Convertible Junior Subordinated Debentures to provide for the issuance of Old USX's Securities from time to time in one or more series as might be determined by the Company under the Base Indenture, in an unlimited aggregate principal amount as may be authenticated and delivered as provided in the Base Indenture (for purposes hereof, "Base Indenture" means the Multiple Series Indenture, as it may be further amended, restated, supplemented and/or modified from time to time including, without limitation, the First Supplemental Indenture);

         WHEREAS, pursuant to the terms of the Base Indenture, Old USX desired to provide for the establishment of a series of its Securities to be known as its 6.75% Convertible Junior Subordinated Debentures (the "Convertible Debentures"), the form and substance of such Convertible Debentures and the terms, provisions and conditions thereof were as provided in the Base Indenture and the First Supplemental Indenture dated as of May 16, 1997 between Old USX, as Issuer, and The Bank of New York, as Trustee herein;

         WHEREAS, USX Capital Trust I, a Delaware statutory business trust (the "Trust") issued up to $196,860,800 aggregate liquidation amount of its 6.75% Convertible Quarterly Income Preferred Securities (the "Trust Convertible Preferred Securities") and up to $6,088,500 aggregate liquidation amount of its 6.75% Common Securities (the "Trust Common Securities" and, together with the Trust Convertible Preferred Securities, the "Trust Securities"), representing undivided beneficial ownership interests in the assets of the Trust;

         WHEREAS, the Trust issued the Trust Securities to Old USX in exchange for Convertible Debentures in an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities issued;

         WHEREAS, on July 2, 2001 Old USX implemented a holding company structure by merging Old USX with and into United States Steel LLC ("SteelCo"), subject to the terms and conditions of the Holding Company Reorganization Agreement, dated as of July 1, 2001 ("Reorganization Agreement"), among Old USX, the Company and SteelCo, and pursuant to Section 251(g) of the General Corporation Law of the State of Delaware and Section 18-209 of the Delaware Limited Liability Company Act, with SteelCo continuing as the surviving entity and a wholly owned subsidiary of the Company (the "HoldCo Merger");

         WHEREAS, at the effective time of the HoldCo Merger pursuant to Section 2.1(b) of the Reorganization Agreement, Old USX contributed, among other things, all of its right, title and interest in and to all of the issued and outstanding common stock of Marathon Oil Company to the Company;


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         WHEREAS, in the event of a conveyance by Old USX of substantially all its property, as provided in the immediately preceding clause, Section 11.1 of the Base Indenture requires the Company to expressly assume by supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all of the Securities of any series, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Base Indenture to be performed by Old USX.

         NOW, THEREFORE, in consideration of the assumption of such obligations by the Company and such other consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of setting forth, as provided in the Base Indenture, the terms and conditions of such assumption, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 Definition of Terms.

         For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) unless otherwise defined herein, the capitalized terms used herein that are defined in the Base Indenture have the same meanings when used in this Second Supplemental Indenture;

         (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

         (d) a reference to a Section or Article (or subdivision thereof) or the Recitals is to a Section or Article (or subdivision thereof) or the Recitals of this Second Supplemental Indenture;

         (e) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

         (f) headings are for convenience of reference only and do not affect interpretation.



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                                   ARTICLE II
                            ASSIGNMENT AND ASSUMPTION


         Section 2.1  Assignment and Assumption.

         Effective as of the effective time of the HoldCo Merger on July 2, 2001, Old USX hereby assigns to the Company, and the Company hereby assumes and agrees to perform and discharge, all of the Company's rights and obligations under the Base Indenture, including, without limitation, the due and punctual payment of the principal of (and premium, if any) and interest on all of the Securities of any series, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Base Indenture to be performed or observed by the Company, as the case may be, including, without limitation, the performance of any act or obligation relating to any conversion of Securities pursuant to Article Sixteen thereof.


                                   ARTICE III
                                  MISCELLANEOUS

         SECTION 3.1 Ratification of Base Indenture; Supplemental Indenture Controls. The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

         SECTION 3.2 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

         SECTION 3.3 Governing Law. This Second Supplemental Indenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

         SECTION 3.4 Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture, but this Second Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         SECTION 3.5 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgements and as of the day and year first above written.


                                     USX CORPORATION (originally incorporated under the name USX HoldCo, Inc.)


                                     By:
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                                     Title:
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                                     THE BANK OF NEW YORK, as Trustee


                                     By:
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                                     Title:
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